Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 1, 2026 (the “Closing Date”), Gentherm Incorporated, a Michigan corporation (“Gentherm”), and Modine Manufacturing Company, a Wisconsin corporation (“Modine”), announced that they consummated the previously announced spin-off of Modine’s Performance Technologies business (the “SpinCo Business” or “Performance Technologies Business”) and the combination of the SpinCo Business with Gentherm. In accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of January 29, 2026 (the “Merger Agreement”), by and among Gentherm, Modine, Platinum SpinCo Inc., a Delaware corporation and a wholly owned subsidiary of Modine (“SpinCo”), and Platinum Gold Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Gentherm (“Merger Sub”), and the Separation Agreement, dated as of January 29, 2026 (the “Separation Agreement”), by and among Gentherm, Modine and SpinCo, (1) Modine transferred, and SpinCo accepted and assumed, all of the rights, titles and interests to and under certain assets and liabilities relating to the SpinCo Business such that the SpinCo Business was separated from the remainder of Modine’s businesses (the “Separation”), (2) following the Separation, Modine distributed, on a pro rata basis (the “Distribution”), one share of SpinCo common stock, par value $0.001 per share (“SpinCo Common Stock”) for each share of Modine common stock, par value $0.625 per share (“Modine Common Stock”), held by Modine shareholders as of the close of business on September 28, 2026 (the “Record Date”, and such holders of Modine Common Stock as of the Record Date, the “Record Date Modine Shareholders”), and (3) following the Distribution, Merger Sub merged with and into SpinCo, with SpinCo surviving the Merger as a wholly owned subsidiary of Gentherm under the name “Modine Global, Incorporated” (the “Merger”), and each share of SpinCo Common Stock (except for any such shares held as treasury stock, or held by Modine, SpinCo or any subsidiary of Modine, if any, which shares were canceled) was converted into the right to receive 0.44619 shares of common stock, no par value, of Gentherm (“Gentherm Common Stock”) together with cash in lieu of any fractional share of Gentherm Common Stock (collectively, the “Transactions”).

Pursuant to the terms of the Separation Agreement, prior to the Distribution and the Merger, SpinCo made a cash distribution to Modine of $156 million. In connection with the Transactions, Gentherm also declared a special cash dividend (the “Cash Dividend”) in an aggregate amount equal to $63.5 million or $2.07 per share of Gentherm Common Stock. The Cash Dividend was paid in cash on October 7, 2026, to Gentherm shareholders of record as of the close of business on September 28, 2026. As such, Record Date Modine Shareholders who received shares of Gentherm Common Stock in the Merger were not entitled to the Cash Dividend with respect to shares of Gentherm Common Stock issued on October 1, 2026.

Upon completion of the Transactions, Gentherm issued 23,735,961 shares of Gentherm Common Stock to the Record Date Modine Shareholders. As a result, the Record Date Modine Shareholders owned approximately 43.62% of the outstanding shares of Gentherm Common Stock (without taking into account any overlapping shareholder ownership), and continuing Gentherm shareholders owned approximately 56.38% of the outstanding shares of Gentherm Common Stock (without taking into account any overlapping shareholder ownership). As a result of the Merger, Merger Sub ceased to exist as a separate legal entity, and SpinCo became a wholly owned subsidiary of Gentherm.

The Transactions will establish Gentherm as a scaled leader in thermal management solutions and expand its technologies and capabilities in precision flow management. It will enable the combined company to serve attractive end markets including power generation, commercial, heavy-duty, light vehicle, and medical. The combined company expects to realize significant value creation through cost synergies and incremental commercial opportunities including cross-selling, product integration, and entering global markets in which legacy Gentherm has not operated. Modine will retain its Climate Solutions businesses, creating a pure-play climate solutions company focused on the high-growth data center and commercial HVAC & refrigeration end markets.

Gentherm and the Performance Technologies Business have different fiscal years. Gentherm’s fiscal year ends on December 31, whereas the Performance Technologies Business’ fiscal year ends on March 31. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X in order to illustrate the estimated effects of the Transactions, with respect to the pro forma balance sheet as of June 30, 2026, as if the Transactions had occurred on June 30, 2026 and, with respect to the pro forma statements of operations for the six months ended June 30, 2026, and the year ended December 31, 2025, as if the Transactions had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Gentherm and the Performance Technologies Business referenced below:

•

Gentherm’s unaudited consolidated financial statements and the notes thereto for the six months ended June 30, 2026, which are included in Gentherm’s Quarterly Report on Form 10-Q for the six months ended June 30, 2026, filed on July 23, 2026;

•

Gentherm’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2025, which are included in Gentherm’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 19, 2026;

•

the Performance Technologies Business’s audited financial statements for the years ended March 31, 2026 and 2025 and the notes thereto, filed as Exhibit 99.2 on Gentherm’s Current Report on Form 8-K filed on October 1, 2026; and

•

the Performance Technologies Business’s unaudited financial statements and the notes thereto for the three months ended June 30, 2026, which are included in Platinum SpinCo, Inc. Quarterly Report on Form 10-Q for the three months ended June 30, 2026, filed on August 26, 2026, and included as Exhibit 99.3 on Gentherm’s Current Report on Form 8-K filed on October 1, 2026.

The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings, operational efficiencies or synergies that may result from the integration of the Performance Technologies Business with Gentherm, nor does it reflect costs related to integration activities that may be incurred after the completion of the Transactions. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results that would have occurred had the events been consummated as of the dates indicated, nor is it indicative of any future results.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(In thousands)

	Historical
	As of June 30, 2026	As of June 30, 2026
	Gentherm Incorporated	Modine Performance Technologies After Reclassification (Note 3)	Pre-Merger Adjustments (Note 4)	Note	Transaction Accounting Adjustments (Note 6)	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$213,173	$41,176	$50,579	4 (a),(b)	$(63,500)	6 (k)	$241,428
Accounts receivable, net	338,851	238,897	(11,621)	4 (b)	—		566,127
Inventory, net	244,538	170,109	—		10,890	6 (a)	425,537
Other current assets	83,451	35,529	—		—		118,980

Total current assets	880,013	485,711	38,958		(52,610)		1,352,072
Property and equipment, net	268,780	182,623	—		220,784	6 (b)	672,187
Goodwill	107,111	—	—		205,623	6 (c)	312,734
Other intangible assets, net	49,703	—	—		180,000	6 (d)	229,703
Operating lease right-of-use assets	50,794	20,207	—		(2,124)	6 (e)	68,877
Deferred income tax assets	92,957	22,387	—		446	6 (i)	115,790
Other non-current assets	43,846	3,560	(38)	4 (b)	—		47,368

Total assets	$1,493,204	$714,488	$38,920		$552,119		$2,798,731

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$270,382	$156,635	$(2,941)	4 (b)	$—		$424,076
Current lease liabilities	8,199	6,272	—		(1,070)	6 (f)	13,401
Current maturities of long-term debt	868	8,653	(8,140)	4 (b)	(302)	6 (g)	1,079
Other current liabilities	146,832	53,312	(10,529)	4 (b)	22,413	6 (h)	212,028

Total current liabilities	426,281	224,872	(21,610)		21,041		650,584
Long-term debt, less current maturities	272,390	1,564	247,747	4 (a)	5,632	6 (g)	527,333
Non-current lease liabilities	43,623	13,164	—		(283)	6 (f)	56,504
Pension benefit obligation	3,313	6,557	—		—		9,870
Other non-current liabilities	24,479	5,835	—		86,451	6 (i)	116,765

Total liabilities	770,086	251,992	226,137		112,841	—	1,361,056

Shareholders’ equity:
Common stock: No par value; 55,000,000 shares authorized (historical) and 110,000,000 shares authorized (pro forma); 30,705,208 issued and outstanding (historical) and 54,441,169 shares issued and outstanding (pro forma), respectively, as of June 30, 2026.	10,709	—	—		—		10,709
Paid-in capital	1,590	—	—		792,132	6 (j)	793,722
Accumulated earnings	722,724	530,291	(187,217)	4 (a),(b)	(428,987)	6 (j)	636,811
Accumulated other comprehensive loss	(11,905)	(76,133)	—		76,133	6 (j)	(11,905)
Noncontrolling interest	—	8,338	—		—		8,338

Total shareholders’ equity	723,118	462,496	(187,217)		439,278	—	1,437,675

Total liabilities and shareholders’ equity	$1,493,204	$714,488	$38,920		$552,119	—	$2,798,731

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(In thousands, except per share data)

	Historical
	For six months ended June 30, 2026	For six months ended June 30, 2026
	Gentherm Incorporated	Modine Performance Technologies After Reclassification (Note 3)	Pre-Merger Adjustments (Note 4)	Note	Transaction Accounting Adjustments (Note 6)	Note	Pro Forma Combined
Product revenues	$809,872	$564,681	$—		$—		$1,374,553
Cost of sales	616,218	469,211	—		13,511	6 (n),(p)	1,098,940

Gross Margin	193,654	95,470	—		(13,511)		275,613
Operating expenses:
Net research and development expenses	48,015	5,701	—		—		53,716
Selling, general, and administrative expenses	111,010	44,635	—		10,278	6 (n),(o),(q)	165,923
Restructuring expenses, net	12,655	3,858	—		—		16,513
Loss on sale of land and building, net	—	3,902	—		—		3,902

Total operating expenses	171,680	58,096	—		10,278		240,054
Operating Income	21,974	37,374	—		(23,789)		35,559
Interest expense, net	(5,923)	(1,597)	(6,225)	4 (c)	(163)	6 (p)	(13,908)
Foreign currency loss	(1,297)	(334)	—		—		(1,631)
Other income	184	4,280	—		—		4,464

Earnings before income tax	14,938	39,723	(6,225)		(23,952)		24,484
Income tax expense	6,300	13,625	(1,307)	4 (d)	(5,030)	6 (r)	13,588

Net income	$8,638	$26,098	$(4,918)		$(18,922)		$10,896

Less: Net income attributable to noncontrolling interest	—	666	—		—		666

Net income attributable to Gentherm Incorporated	$8,638	$25,432	$(4,918)		$(18,922)		$10,230

Basic earnings per share	$0.28						$0.19
Diluted earnings per share	$0.28						$0.19
Weighted average shares outstanding – Basic	30,584				23,736		54,320
Weighted average shares outstanding – Diluted	30,947				23,781		54,728

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands, except per share data)

	Historical
	For year ended December 31, 2025	For year ended December 31, 2025
	Gentherm Incorporated	Modine Performance Technologies After Reclassification (Note 3)	Pre-Merger Adjustments (Note 4)	Note	Transaction Accounting Adjustments (Note 6)	Note	Pro Forma Combined
Product revenues	$1,498,602	$1,112,818	$—		$—		$2,611,420
Cost of sales	1,136,426	898,234	—		36,633	6 (l),(n),(p)	2,071,293

Gross Margin	362,176	214,584	—		(36,633)		540,127
Operating expenses:
Net research and development expenses	94,759	11,739	—		—		106,498
Selling, general, and administrative expenses	170,045	93,666	—		40,183	6 (m),(n),(o),(q)	303,894
Restructuring expenses, net	12,476	16,527	—		—		29,003
Loss on sale of land and building, net	2,196	—	—		—		2,196

Total operating expenses	279,476	121,932	—		40,183		441,591
Operating Income	82,700	92,652	—		(76,816)		98,536
Pension Termination	—	(66,195)	—		—		(66,195)
Interest expense, net	(13,811)	(3,004)	(12,758)	4 (c)	(311)	6 (p)	(29,884)
Foreign currency loss	(28,415)	(195)	—		—		(28,610)
Other (loss) income	(4,639)	3,039	—		—		(1,600)

Earnings (loss) before income tax	35,835	26,297	(12,758)		(77,127)		(27,753)
Income tax expense	17,550	37,658	(2,679)	4 (d)	(16,197)	6 (r)	36,332

Net income (loss)	$18,285	$(11,361)	$(10,079)		$(60,930)		$(64,085)

Less: Net income attributable to noncontrolling interest	—	1,967	—		—		1,967

Net income (loss) attributable to Gentherm Incorporated	$18,285	$(13,328)	$(10,079)		$(60,930)		$(66,052)

Basic earnings (loss) per share	$0.60						$(1.22)
Diluted earnings (loss) per share	$0.59						$(1.22)
Weighted average shares outstanding – Basic	30,585				23,736		54,321
Weighted average shares outstanding – Diluted	30,933				23,736		54,321

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(In thousands, except per share data)

NOTE 1 – Description of the Transaction

On January 29, 2026, Gentherm, Modine, Merger Sub and SpinCo, as applicable, entered into certain agreements to effect the transfer of the Performance Technologies Business to Gentherm. Below is a list of the material events contemplated by the agreements:

•

Prior to the Distribution and the Merger, Modine transferred and SpinCo accepted and assumed all of the right, title, and interest to and under certain assets and liabilities relating to the Performance Technologies Business.

•

On June 29, 2026, SpinCo entered into documentation governing the Permanent SpinCo Financing in an aggregate committed principal amount of $250,000. The proceeds were used on the Closing Date to make the SpinCo Cash Distribution, subject to certain potential adjustments set forth in the Merger Agreement, and to pay certain amounts under the Merger Agreement and/or Separation Agreement.

•	Pursuant to the Separation Agreement, SpinCo made a cash distribution to Modine of $155,992.

•

Following the SpinCo Cash Distribution, Modine distributed to its shareholders all of the issued and outstanding shares of SpinCo Common Stock held by Modine by way of a pro rata distribution and for no consideration.

•	Following the Distribution, Merger Sub merged with and into SpinCo, with SpinCo surviving the Merger as a wholly owned subsidiary of Gentherm.

NOTE 2 – Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended, to illustrate the effects of the “Transactions”, including (i) the separation of the Performance Technologies Business from Modine’s other businesses and the subsequent transfer of the Performance Technologies Business to SpinCo, (ii) the pro rata distribution of SpinCo Common Stock to Modine shareholders and (iii) the merger of a wholly owned subsidiary of Gentherm with and into SpinCo, with SpinCo surviving as a wholly owned subsidiary of Gentherm.

The unaudited pro forma condensed combined financial information is derived from (a) Gentherm’s historical consolidated financial statements prepared in accordance with GAAP for the fiscal year ended December 31 and (b) the historical combined financial information of the Performance Technologies Business prepared on a carve-out basis from Modine’s historical consolidated financial statements, for the fiscal year ended March 31. The Performance Technologies Business historical financial information includes the historical results of operations, assets and liabilities that are directly attributable to the Performance Technologies Business, as well as allocations of certain corporate costs from Modine.

Because the Performance Technologies Business has historically operated as part of Modine and not as a separate stand-alone entity, the historical combined financial information of the Performance Technologies Business may not be indicative of the financial position, results of operations or cash flows that would have been achieved had the Performance Technologies Business operated independently during the periods presented.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 give effect to the Transactions and the occurrence of the related financing as if they had occurred on January 1, 2025, the beginning of the earliest period presented. In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 reflects the results of the Performance Technologies Business for the twelve-month period ended December 31, 2025, which represents the most recent practicable period available. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026, gives effect to the Transactions and the occurrence of the related financing as if they had occurred on January 1, 2025. In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 reflects Gentherm’s historical results for that period combined with the historical results of the Performance Technologies Business for the six month period ended June 30, 2026, which represents the most recent practicable period available for the Performance Technologies Business.

The Performance Technologies Business’s results for the six months ended June 30, 2026 have been derived by combining the Performance Technologies Business’ historical financial results for the three-month period ended March 31, 2026 and the historical financial results for the three-month period ended June 30, 2026. Accordingly, the six-month period presented reflects the Performance Technologies Business’s results of operations for the period from January 1, 2026 through June 30, 2026.

The Performance Technologies Business results for the twelve-month period ended December 31, 2025 were derived by combining the audited historical financial information of the Performance Technologies Business for the fiscal year ended March 31, 2026, adjusted by removing the results for the three-month period ended March 31, 2026 and adding the results for the three-month period ended March 31, 2025.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Transactions and the occurrence of the related financing for the Transactions as if they had occurred on June 30, 2026 and combines the balance sheet of Gentherm as of June 30, 2026 with that of the Performance Technologies Business as of June 30, 2026.

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments that reflect the application of the acquisition method of accounting to the Merger in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, with Gentherm determined to be the accounting acquirer. The determination that Gentherm is the accounting acquirer was based on an evaluation of the relevant facts and circumstances, including, among other factors, the relative ownership interests in the combined company following the Merger, the issuance of Gentherm Common Stock in the Merger, and the composition of the Gentherm Board and Gentherm management following the consummation of the Transactions. ASC 805 requires that the identifiable assets acquired and liabilities assumed in a business combination be recognized at their estimated fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined financial information, management has made preliminary estimates of the fair values of the assets acquired and has allocated the estimated purchase consideration accordingly. The preliminary purchase price allocation is subject to further refinement as additional information becomes available and as final valuations are completed, and such changes may be material.

Historically, Modine maintained a centralized approach to cash management and financing. Accordingly, indebtedness and related interest expense reflected in the Performance Technologies Business historical financial information represent amounts attributed to the business by Modine and may not be indicative of the indebtedness or interest expense that would have existed had the Performance Technologies Business operated as a stand-alone entity. Following the consummation of the Transactions, SpinCo, as a wholly owned subsidiary of Gentherm, is expected to have a capital structure that differs materially from that reflected in the Performance Technologies Business historical combined financial information. The unaudited pro forma condensed combined financial information reflects adjustments to give effect to indebtedness expected to be incurred in connection with the Transactions as if such indebtedness had been incurred on the applicable pro forma dates.

Following the completion of the Transactions, certain services historically provided by Modine to the Performance Technologies Business will continue to be provided for a limited period pursuant to a transition services agreement or will be assumed by Gentherm through internal resources or third-party service providers. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings, operational efficiencies or synergies that may result from the integration of the Performance Technologies Business with Gentherm, nor does it reflect costs related to integration activities that may be incurred after the completion of the Transactions.

The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only and do not necessarily reflect the consolidated results of operations or financial position that would have occurred had the Transactions been consummated on the dates assumed, nor are they indicative of the results of operations, financial position, or cash flows of the combined company for any future period. Accordingly, the unaudited pro forma condensed combined financial information should not be relied upon as an indicator of future performance or financial condition.

NOTE 3 – Reclassification Adjustments

Based on a preliminary review of the accounting policies of Gentherm and the Performance Technologies Business, Gentherm is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial information. Following the completion of the Transactions, or as more information becomes available, Gentherm is performing a full and detailed review of Modine and the Performance Technologies Business accounting policies and financial information. As a result of the review, accounting policy differences may be identified and these differences, if identified, could produce results that are materially different from the results reflected in the unaudited pro forma condensed combined financial information.

During the preparation of the unaudited pro forma condensed combined financial information related to the Transactions, Gentherm’s management performed a preliminary analysis of the Performance Technologies Business’s financial information to identify differences in financial statement presentation compared to the presentation of Gentherm. Certain reclassifications have been made to the historical consolidated presentation of the Performance Technologies Business to conform to the financial statement presentation of Gentherm.

Balance Sheet Reclassifications:

The table below summarizes the mapping of financial statement line items between the Performance Technologies Business and Gentherm and the reclassification adjustments made to present the unaudited historical combined balance sheet of the Performance Technologies Business as of June 30, 2026, in conformity with the unaudited historical consolidated balance sheet of Gentherm as of June 30, 2026 (in thousands).

Performance Technologies Business Presentation	Combined Presentation	Historical Performance Technologies Business	Reclassifications	Note		Performance Technologies Business (After Reclassification)
Assets
Cash and cash equivalents	Cash and cash equivalents	$41,176	$—			$41,176
Trade accounts receivables - net	Accounts receivable, net	227,276	11,621	(a	)	238,897
Due from related party		7,804	(7,804)	(a	)	—
Related party notes receivable		3,817	(3,817)	(a	)	—
Inventories	Inventory, net	170,109	—			170,109
Other current assets	Other current assets	35,529	—			35,529
Property, plant and equipment - net	Property and equipment, net	182,623	—			182,623
	Operating lease right-of-use assets	—	20,207	(b	)	20,207
Deferred income taxes	Deferred income tax assets	22,387	—			22,387
Noncurrent related party notes receivable		38	(38)	(b	)	—
Other noncurrent assets	Other non-current assets	23,729	(20,169)	(b	)	3,560
Liabilities
Related party notes payable		$10,529	$(10,529)	(c	)	$—
Accounts payable	Accounts payable	153,694	2,941	(d	)	156,635
Due to related party		2,941	(2,941)	(d	)	—
Accrued compensation and employee benefits		27,654	(27,654)	(c	)	—
	Current lease liabilities	—	6,272	(e	)	6,272
Long-term debt - current portion	Current maturities of long-term debt	8,653	—			8,653
Other current liabilities	Other current liabilities	21,401	31,911	(c	), (e)	53,312
Long-term debt	Long-term debt, less current maturities	1,564	—			1,564
	Non-current lease liabilities	—	13,164	(f	)	13,164
Pensions	Pension benefit obligation	6,557	—			6,557
Other noncurrent liabilities	Other non-current liabilities	18,999	(13,164)	(f	)	5,835
Shareholders’ Equity
Accumulated other comprehensive loss	Accumulated other comprehensive loss	$(76,133)	$—			$(76,133)
Noncontrolling interest	Noncontrolling interest	8,338	—			8,338
Net parent investment	Accumulated earnings	530,291	—			530,291

Notes:

a.

The Performance Technologies Business’s historical presentation included Due from related party and Related party notes receivable for $7,804 and $3,817, respectively, which were reclassified to Accounts receivable, net to conform to Gentherm’s presentation.

b.

Gentherm separately reflects Operating lease right-of-use assets as a distinct line item in its consolidated balance sheets. Accordingly, $20,207 of Operating lease right-of-use assets that were included within Other non-current assets in the Performance Technologies Business’s historical presentation were reclassified to Operating lease right-of-use assets to conform to Gentherm’s presentation. The Performance Technologies Business’s historical presentation included Noncurrent related party notes receivable for $38 which was reclassified to Other non-current assets to conform to Gentherm’s presentation.

c.

The Performance Technologies Business’s historical presentation included Accrued compensation and employee benefits and Related party notes payable of $27,654 and $10,529, respectively, which were reclassified to Other current liabilities to conform to Gentherm’s presentation.

d.	The Performance Technologies Business’s historical presentation included Due to related party for $2,941 which was reclassified to Accounts payable to conform to Gentherm’s presentation.

e.

The Performance Technologies Business’s historical presentation included Current lease liabilities of $6,272 within Other current liabilities, which were reclassified to Current lease liabilities to conform to Gentherm’s presentation.

f.

The Performance Technologies Business’s historical presentation included Non-current lease liabilities of $13,164 within Other non-current liabilities, which were reclassified to Non-current lease liabilities to conform to Gentherm’s presentation.

Statements of Operations Reclassifications:

The table below summarizes the mapping of financial statement line items between the Performance Technologies Business and Gentherm and the reclassification adjustments made to present the unaudited historical combined statement of income of the Performance Technologies Business for the six months ended June 30, 2026 in conformity with the unaudited historical consolidated statement of operations of Gentherm for the six months ended June 30, 2026 (in thousands).

Performance Technologies Business Presentation	Combined Presentation	Historical Performance Technologies Business	Reclassifications	Note		Performance Technologies Business (After Reclassification)
Net sales	Product revenues	$571,771	$(7,090)	(g)		$564,681
Cost of sales	Cost of sales	473,868	(4,657)	(g)		469,211
Selling, general and administrative expenses	Selling, general and administrative expenses	52,769	(8,134)	(h)		44,635
	Net research and development expenses	—	5,701	(g), (h)		5,701
Restructuring expenses	Restructuring expenses, net	3,858	—			3,858
Loss (gain) on sale of assets	Loss on sale of land and building, net	3,902	—			3,902
Related party interest expense		(3,817)	3,817	(i	)	—
Interest expense	Interest expense, net	2,220	(3,817)	(i	)	(1,597)
	Foreign currency loss	—	(334)	(j	)	(334)
Other income - net	Other income	3,946	334	(j	)	4,280
Provision for income taxes	Income tax expense	13,625	—			13,625
Net earnings attributable to noncontrolling interest	Net income attributable to noncontrolling interest	666	—			666

Notes:

g.

The Performance Technologies Business’s historical presentation included customer tooling reimbursements in Net sales, with related costs reflected in Cost of sales. Gentherm accounts for such tooling and development activities as Net research and development expenses. Accordingly, $7,090 of tooling revenue was reclassified out of Net sales and $4,657 of related costs were reclassified out of Cost of sales, with the resulting net income of $2,433 reclassified to Net research and development expenses to conform to Gentherm’s presentation.

h.

The Performance Technologies Business’s historical presentation included certain engineering and development activities within Selling, general and administrative expenses. As Gentherm records these costs within Net research and development expenses, $8,134 was reclassified from Selling, general and administrative expenses to Net research and development expenses to conform to Gentherm’s presentation.

i.

The Performance Technologies Business’s historical presentation included Related party interest expense. As Gentherm records within Interest expense, net, $3,817 was reclassified from Related party interest expense to Interest expense, net to conform to Gentherm’s presentation.

j.

The Performance Technologies Business’s historical presentation included foreign currency transaction gains and losses within Other income - net. As Gentherm separately presents foreign currency transaction gains and losses in a distinct line item captioned Foreign currency loss, $334 was reclassified from Other income to Foreign currency loss to conform to Gentherm’s presentation.

The table below summarizes the mapping of financial statement line items between the Performance Technologies Business and Gentherm and the reclassification adjustments made to present the unaudited historical combined statement of income of the Performance Technologies Business for the year ended December 31, 2025, in conformity with the audited historical consolidated statement of operations of Gentherm for the year ended December 31, 2025 (in thousands).

Performance Technologies Business Presentation	Combined Presentation	Historical Performance Technologies Business	Reclassifications	Note	Performance Technologies Business (After Reclassification)
Net sales	Product revenues	$1,132,598	$(19,780)	(k)	$1,112,818
Cost of sales	Cost of sales	913,642	(15,408)	(k)	898,234
Selling, general and administrative expenses	Selling, general and administrative expenses	109,777	(16,111)	(l)	93,666
	Net research and development expenses	—	11,739	(k), (l)	11,739
Restructuring expenses	Restructuring expenses, net	16,527	—		16,527
Interest expense	Interest expense, net	(3,004)	—		(3,004)
	Foreign currency loss	—	(195)	(m)	(195)
Other income - net	Other (loss) income	2,844	195	(m)	3,039
Provision for income taxes	Income tax expense	37,658	—		37,658
Net earnings attributable to noncontrolling interest	Net income attributable to noncontrolling interest	1,967	—		1,967

Notes:

k.

The Performance Technologies Business’s historical presentation included customer tooling reimbursements in Net sales, with related costs reflected in Cost of sales. Gentherm accounts for such tooling and development activities as Net research and development expenses. Accordingly, $19,780 of tooling revenue was reclassified out of Net sales and $15,408 of related costs were reclassified out of Cost of sales, with the resulting net income of $4,372 reclassified to Net research and development expenses to conform to Gentherm’s presentation.

l.

The Performance Technologies Business’s historical presentation included certain engineering and development activities within Selling, general and administrative expenses. As Gentherm records these costs within Net research and development expenses, $16,111 was reclassified from Selling, general and administrative expenses to Net research and development expenses to conform to Gentherm’s presentation.

m.

The Performance Technologies Business’s historical presentation included foreign currency transaction gains and losses within Other income – net. As Gentherm separately presents foreign currency transaction gains and losses in a distinct line item captioned Foreign currency loss, $195 was reclassified from Other (loss) income to Foreign currency loss to conform to Gentherm’s presentation.

NOTE 4 – Pre-Merger Adjustments

The SpinCo Cash Distribution and related financing arrangements are required pre-Merger steps under the Separation Agreement and Merger Agreement to effect the Separation and Distribution. These capital structure adjustments are not discretionary, but contractual conditions precedent to consummation of the Transactions. The amount of the SpinCo Cash Distribution is equal to $155,992.

On June 29, 2026, SpinCo entered into documentation governing the Permanent SpinCo Financing in an aggregate committed principal amount of $250,000, the proceeds of which were used on the Closing Date to make the SpinCo Cash Distribution and to pay certain other amounts under the Merger Agreement and/or the Separation Agreement.

The following adjustments are included in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations to reflect the impact of these pre-Merger transactions.

Balance Sheet

The following summarizes the pre-Merger pro forma adjustments to give effect to those transactions that would occur immediately prior to the Merger, as if the Merger had been completed on June 30, 2026 for the purposes of the unaudited pro forma condensed combined balance sheet.

a.

Represents adjustments related to the debt issuance and cash payment in connection with the Permanent SpinCo Financing and the SpinCo Cash Distribution. The adjustment reflects the following impact on the unaudited pro forma condensed combined balance sheet:

Cash and cash equivalents

As of June 30, 2026
(in thousands)
Proceeds from the issuance of the SpinCo Financing	$250,000
SpinCo Cash Distribution	(155,992)
Debt issuance costs and financing fees related to the SpinCo Financing	(2,253)

Pro forma adjustment to Cash and cash equivalents	$91,755

Long-term debt, less current maturities

As of June 30, 2026
(in thousands)
Proceeds from the issuance of the SpinCo Financing	$250,000
Debt issuance costs and financing fees related to the SpinCo Financing	(2,253)

Total pro forma adjustment for debt	$247,747

Shareholders’ equity

Represents a pro forma adjustment to reduce Net parent investment to reflect the SpinCo Cash Distribution of $155,992.

b.

Represents adjustments to settle and eliminate related party transactions with Modine repaid, settled, or otherwise eliminated prior to the Merger in accordance with the Separation Agreement and Merger Agreement. The adjustment reflects the settlement of such balances in cash or reduction of liabilities, as applicable, with the offset to Accumulated earnings, in the Unaudited Pro Forma Condensed Combined Balance Sheet. The adjustment reflects the following impact on the unaudited pro forma condensed combined balance sheet:

Cash and cash equivalents

As of June 30, 2026
(in thousands)
Elimination of Cash and cash equivalents	$(41,176)

Pro forma adjustment to Cash and cash equivalents	$(41,176)

Accounts receivable, net

As of June 30, 2026
(in thousands)
Elimination of related party Accounts receivable	$(11,621)

Total pro forma adjustment to Accounts receivable	$(11,621)

Other non-current assets

As of June 30, 2026
(in thousands)
Elimination of related party Other non-current assets	$(38)

Total pro forma adjustment to Other non-current assets	$(38)

Accounts payable

As of June 30, 2026
(in thousands)
Elimination of related party Accounts payable	$(2,941)

Total pro forma adjustment to Accounts payable	$(2,941)

Current maturities of long-term debt

As of June 30, 2026
(in thousands)
Elimination of related party Current maturities of long-term debt	$(8,140)

Total pro forma adjustment to Current maturities of long-term debt	$(8,140)

Other current liabilities

As of June 30, 2026
(in thousands)
Elimination of related party Other current liabilities	$(10,529)

Total pro forma adjustment to Other current liabilities	$(10,529)

Shareholders’ equity

Represents a pro forma adjustment to reduce Net parent investment to reflect the settlement and elimination of related party transactions with Modine of $31,225. This adjustment reflects the net effect of intercompany balance settlements and cash transfers to the Performance Technologies Business, which are economically similar to a distribution to the parent and are therefore presented as a reduction to accumulated earnings within equity.

Statements of Operations

The following summarizes the pre-Merger pro forma adjustments to give effect to those transactions that would occur immediately prior to the Merger, for the purposes of the unaudited pro forma condensed combined statements of operations for six months ended June 30, 2026 and for the year ended December 31, 2025.

c.	Represents an adjustment of $6,225 for the six months ended June 30, 2026 and $12,758 for the year ended December 31, 2025 for incremental Interest expense related to the Permanent SpinCo Financing.

The interest rate on the Permanent SpinCo Financing reflects an assumed SOFR rate plus an assumed applicable margin. As of the Closing Date, this rate was 3.92% plus an applicable margin of 1.25%. The applicable margin will be based on the leverage ratio of the Performance Technologies Business. A sensitivity analysis has been performed to consider the effect that a change of 1.00% to the interest rate would have on Interest expense. A 1.00% increase or decrease in interest rates would result in a change in Interest expense of approximately $1,205 for the six months ended June 30, 2026 and $2,470 for the year ended December 31, 2025.

d.

Represents a reduction to income tax expense of $1,307 for the six months ended June 30, 2026 and $2,679 for the year ended December 31, 2025 to reflect the estimated tax impacts of the pro forma adjustments in Income tax expense in the unaudited pro forma condensed combined statements of operations. The adjustments were determined by using a statutory tax rate of 21% for both the six months ended June 30, 2026 and the year ended December 31, 2025. The total effective tax rate of the combined company could be significantly different depending on the geographical mix of income and other factors following the completion of the Transactions. Because the tax rate used for the unaudited pro forma condensed combined financial information is an estimate, it will likely vary from the actual rate in periods subsequent to the completion of the Transactions and those differences may be material.

There is no adjustment related to the tax impact of undistributed earnings included in the unaudited pro forma condensed combined balance sheet as an adjustment for the potential tax impact is not reasonable and supportable as of the date of this filing.

NOTE 5 – Preliminary Purchase Consideration

Upon completion of the Transactions, the Modine Shareholders owned approximately 43.62% of the outstanding non-dilutive shares of Gentherm Common Stock and continuing Gentherm shareholders owned approximately 56.38% of the outstanding non-dilutive shares of Gentherm Common Stock (without taking into account any overlapping shareholder ownership).

The following table represents the preliminary estimate of the purchase consideration to be paid in the Merger:

(in thousands, except per share amounts and exchange ratio)
Number of fully diluted shares of Gentherm Common Stock as of the Determination Time (a)	31,164,956
Number of shares of Gentherm’s Common Stock issued to SpinCo shareholders as a result of the Merger (b)	23,735,961
Gentherm’s Common Stock price (c)	33.30

Fair value of Gentherm’s Common Stock to be issued	$790,408

Fair value of share-based compensation awards issued to PT Business Employees related to pre-combination services (d)	$1,724

Preliminary purchase consideration	$792,132

a.	Number of fully diluted shares of Gentherm Common Stock:

Number of shares of Gentherm Common Stock issued and outstanding as of September 30, 2026, as of 4:30pm Eastern time (the “Determination Time”)	30,710,902
Number of shares of Gentherm’s Common Stock issuable upon conversion of Gentherm equity awards	454,054

31,164,956

b.

The number of shares of Gentherm Common Stock issued in the Merger was calculated such that, immediately following the Effective Time (as defined in the Merger Agreement), former holders of SpinCo Common Stock immediately prior to the Merger (in their capacity as such) would own approximately 43.62% of the issued and outstanding shares of Gentherm Common Stock on a fully diluted basis, and holders of Gentherm Common Stock immediately prior to the Merger (in their capacity as such) outstanding immediately prior to the Effective Time would own approximately 56.38% of such shares, without taking into account any overlapping shareholder ownership.

c.	Represents the closing price per share of Gentherm Common Stock as reported by Nasdaq on September 30, 2026.

d.

Consideration for replacement of SpinCo’s outstanding equity awards. All outstanding Modine Option Awards (whether vested or unvested) held by SpinCo Transferred Employees as of immediately prior to the Distribution Time (as defined in the Separation Agreement), were converted, as of the Effective Time, into Gentherm stock-based compensation awards as set forth in the Employee Matters Agreement. In addition, all Modine RSU Awards and Modine PS Awards held by SpinCo Transferred Employees as of immediately prior to the Distribution Time were converted, as of the Effective Time, into Gentherm RSU Awards as set forth in the Employee Matters Agreement. A portion of the fair value of equity awards held by SpinCo Transferred Employees and replaced as a result of the Merger (the “Performance Technologies Business Awards”) represents consideration transferred because it relates to services rendered by such SpinCo Transferred Employees to Modine prior to the Merger. This amount is calculated based on the ratio of the pre-combination service period (from the grant date through the Closing Date) to the longer of the original total service period or the modified service period, if any, multiplied by the fair value of the Modine Awards (the number of Modine Awards multiplied by the Modine Common Stock share price on the Closing Date). The compensation expense related to services provided post-Merger is discussed in item 6(p) below.

Preliminary purchase price allocation

The table below summarizes the preliminary allocation of purchase price to the assets acquired and liabilities assumed, as if the Merger had been completed on June 30, 2026. The allocation has not been finalized. The final determination of these estimated fair values, the assets’ useful lives and the amortization methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial information. The final determination will be completed as soon as practicable but no later than one year after the consummation of the Merger.

As of June 30, 2026
(in thousands)
Preliminary purchase consideration	$792,132
Assets acquired:
Cash and cash equivalents	91,755
Accounts receivable, net	227,276
Inventories	180,999
Other current assets	35,529
Property, plant and equipment, net	403,407
Intangible assets, net	180,000
Operating lease right-of-use assets	18,083
Deferred income tax assets	22,833
Other non-current assets	3,522

Total preliminary fair value of assets acquired	1,163,404
Liabilities assumed:
Accounts payable	153,694
Current lease liabilities	5,202
Current maturities of long-term debt	211
Other current liabilities	42,783
Long-term debt, less current maturities (i)	254,943
Non-current lease liabilities	12,881
Pension benefit obligation	6,557
Other non-current liabilities	92,286

Total preliminary fair value of liabilities assumed	568,557
Noncontrolling interest of acquired net assets	8,338

Preliminary fair value of net assets acquired	$586,509

Goodwill	$205,623

(i) Based on the assumption of $250,000 Long-term debt incurred by SpinCo to fund the SpinCo Cash Distribution prior to the completion of the Merger.

Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to Goodwill and could impact the operating results of the combined company following the Transactions due to differences in the allocation of the purchase consideration, and changes in the depreciation and amortization related to some of these assets and liabilities.

NOTE 6 – Transaction Accounting Adjustments

Balance Sheet

The following summarizes the transaction accounting adjustments to give effect to the Transactions and the related incurrence of indebtedness as if the Merger had been completed on June 30, 2026 for the purposes of the unaudited pro forma condensed combined balance sheet.

a.

Represents an adjustment of $10,890 to Inventory, net to reflect the estimated step-up in fair value of the Performance Technologies Business’s inventory acquired, valued using a cost-based approach. The step-ups in fair value of Raw materials, Work in process, and Finished goods are $(440), $6,830, and $4,500, respectively. The calculated value is preliminary and subject to change and could vary materially from the final purchase price allocation.

As of June 30, 2026
(in thousands)
Finished goods	$26,000
Work in process	40,000
Raw materials	115,000
Less: Historical Finished goods	(21,500)
Less: Historical Work in process	(33,170)
Less: Historical Raw materials	(115,440)

Pro forma adjustment to Inventory, net	$10,890

b.

Represents a combined adjustment of $220,784 to Property and equipment, net to reflect fair value step ups and Finance lease right-of-use asset remeasurement. An adjustment of $217,895 to Property and equipment, net reflects the estimated step-up in fair value of those Performance Technologies Business assets acquired. The Land, Building and Site Improvements; Personal Property; and Construction in Progress asset classes each have step-ups in fair value of $113,417, $104,191, and $287, respectively. Removal of historical Property and equipment, net is inclusive of balances of finance lease right-of-use assets of $4,518. An adjustment to increase Property and equipment, net to reflect Finance lease right-of-use assets of $7,407 was made for the remeasurement of the Performance Technologies Business’s leases based on Gentherm’s estimated incremental borrowing rate as of the date of the Transactions. The fair value estimate was determined based on the cost and market approaches. The calculated value is preliminary and subject to change and could vary materially from the final valuation.

As of June 30, 2026
(in thousands)
Land, Building and Site Improvements	$168,000
Personal Property	205,000
Construction in progress	23,000
Finance lease right-of-use asset	7,407
Less: Historical Land, Buildings, and Site Improvements	(54,583)
Less: Historical Personal Property	(100,809)
Less: Historical Construction in Progress	(22,713)
Less: Historical Finance lease right-of-use asset	(4,518)

Pro forma adjustment to Property, plant and equipment, net	$220,784

c.	Represents an adjustment to Goodwill to reflect the resulting Goodwill that would have been recorded if the Merger occurred on June 30, 2026.

As of June 30, 2026
(in thousands)
Goodwill resulting from the Merger	$205,623
Less: Historical Goodwill of the Performance Technologies Business	—

Pro forma adjustment to Goodwill	$205,623

d.	Represents an adjustment of $180,000 to Other intangible assets, net to reflect the estimated fair value of intangible assets acquired consisting of the following:

As of June 30, 2026
(in thousands)
Trade Names	$15,000
Developed Technology	60,000
Customer Relationships	105,000
Less: Historical Intangible assets, net	—

Pro forma adjustment to Intangible assets, net	$180,000

The fair value estimates for identifiable intangible assets are preliminary and are based upon assumptions that market participants would use in pricing an asset. The fair values of the trade name portfolio, developed technology, and customer relationships are valued based on earning and royalty-based methodologies, which incorporate assumptions and methods suitable for estimating the future economic benefits of these assets. The calculated value is preliminary and subject to change and could vary materially from the final valuations.

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of Goodwill and Deferred income tax liabilities by $14,220 and $3,780, respectively, as of June 30, 2026.

e.

Represents an adjustment to decrease Operating lease right-of-use assets by $2,124 to reflect the remeasurement of the Performance Technologies Business’s leases based on Gentherm’s estimated incremental borrowing rate as of the date of the Transactions. Historical Operating lease right-of-use assets of $20,207 were removed and new Operating lease right-of-use assets of $18,083 were recognized as of the acquisition date based on updated lease measurements.

f.

Represents an adjustment to decrease Current lease liabilities and Non-current lease liabilities of $1,070 and $283, respectively to reflect the remeasurement of the Performance Technologies Business’s leases based on Gentherm’s estimated incremental borrowing rate as of the date of the Transactions. Historical Current lease liabilities and Non-current lease liabilities of $6,272 and $13,164 were removed and Current lease liabilities and Non-current lease liabilities balances of $5,202 and $12,881 were recognized as of the acquisition date based on updated lease measurements.

g.

Represents an adjustment to decrease Current maturities of long-term debt of $302 to reflect the remeasurement of the Performance Technologies Business’s current portion of finance leases based on Gentherm’s estimated incremental borrowing rate as of the date of the Transactions. Historical Current maturities of long-term debt of $513 were removed and new balances of $211 were recognized as of the acquisition date based on updated lease measurements. In addition, historical Long-term debt, less current maturities of $1,564 was eliminated and a remeasured non-current balance of $7,196 was recognized as of the acquisition date, resulting in a net increase of $5,632.

h.

Represents an adjustment to increase Other current liabilities of $22,413 to reflect the success-based advisory fees payable to third-party advisors (as well as general advisory and legal fees) in connection with the execution of the Transactions. These costs do not represent amounts transferred to the seller in exchange for control of the acquired business and therefore are considered acquisition-related costs. These costs are expensed as incurred in the period the corresponding services are received.

i.

Represents an adjustment to increase Other non-current liabilities and Deferred income tax assets of $86,451 and $446, respectively, for the estimated tax impacts of the pro forma adjustments to Deferred income taxes as a result of purchase accounting, in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 by using a blended statutory tax rate of 21%. The total effective tax rate of the combined company could be significantly different than the blended statutory tax rate applied depending on the geographical mix of income and other factors following the completion of the Transactions. Because the tax rate used for this unaudited pro forma condensed combined financial information is an estimate, it will likely vary from the actual rate in periods subsequent to the completion of the business combination and those differences may be material.

j.	Represents an adjustment to Total shareholders’ equity as of June 30, 2026 consisting of the following:

(in thousands)	Common stock	Paid-in capital	Accumulated earnings	Accumulated other comprehensive losses
Elimination of total historical equity of SpinCo	$—	$—	$(343,074)	$76,133
Issuance of shares of Gentherm Common Stock	—	790,408	—	—
Replacement of share-based compensation awards related to pre-combination services	—	1,724	—	—
Payment of transaction fees and expenses (1)	—	—	(22,413)	—
Special Cash Dividend to Gentherm Shareholders (2)	—	—	(63,500)

Pro forma adjustment to Total shareholders’ equity	$—	$792,132	$(428,987)	$76,133

(1)	Refer to item 6(h) for supporting details.
(2)	Refer to 6(k) below for supporting details.

k.

Represents an adjustment to reduce Cash and cash equivalents and Accumulated earnings by $63,500 to reflect the special cash dividend declared by Gentherm in connection with the Transactions and payable to Gentherm shareholders of record immediately prior to the consummation of the Merger. The dividend represents a direct transaction-related distribution to legacy Gentherm shareholders and is reflected as if paid on June 30, 2026 for purposes of the unaudited pro forma condensed combined balance sheet.

Statements of Operations

The following summarizes the transaction accounting adjustments to give effect to the Transactions and the related incurrence of indebtedness as if the Merger had been completed on January 1, 2025 for the purposes of the unaudited pro forma condensed combined statements of operations.

l.

Represents an adjustment to Cost of sales from the run-off of the estimated step-up in fair value of inventory acquired. As all inventory is expected to be sold within a year following the Merger, no adjustment is needed for the six months ended June 30, 2026, and $10,890 is reflected as an adjustment for the year ended December 31, 2025.

m.

Represents an adjustment to Selling, general and administrative expenses of $22,413 for the year ended December 31, 2025 resulting from estimated transaction-related costs that are not currently reflected in the historical consolidated financial information of Gentherm, which consist of professional, legal, and other acquisition-related fees.

n.

Represents an adjustment for the incremental depreciation expense of $14,215 for the six months ended June 30, 2026 and $26,979 for the year ended December 31, 2025 relating to the estimated step-up in fair value of Property and equipment, net. Depreciation expense is based on a straight-line methodology over the estimated useful lives noted below. Given that depreciation is reflected in multiple captions based on the nature of the asset, the adjustment is applicable to the captions as noted below.

Total depreciation expense:	Estimated Useful life	Six months ended June 30, 2026	Year ended December 31, 2025
	(in years)	(in thousands)	(in thousands)
Depreciation expense – Building and Site Improvements	10-40	$8,115	$16,230
Depreciation expense - Personal Property	5-15	20,500	41,000
Less: Historical depreciation expense related to property, plant and equipment		(14,400)	(30,251)

Total incremental depreciation expense:		$14,215	$26,979

Pro forma adjustment to Cost of sales		13,439	25,592
Pro forma adjustment to Selling and administrative expenses		776	1,387

o.

Represents an adjustment to Selling, general and administrative expenses for $9,836 for the six months ended June 30, 2026 and $19,671 for the year ended December 31, 2025 for amortization of purchased intangible assets recognized in the Transactions.

	Estimated Useful life	Six months ended June 30, 2026	Year ended December 31, 2025
	(in years)	(in thousands)	(in thousands)
Amortization of Trade names and Trademarks	25 - Indefinite	$300	$600
Amortization of Patented and Unpatented Technology	7 - 10	4,286	8,571
Amortization of Customer Relationships	10 - 20	5,250	10,500

Pro forma adjustment to purchased intangibles amortization		$9,836	$19,671

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amount of amortization expense by $984 for the six months ended June 30, 2026 and $1,967 for the year ended December 31, 2025.

p.

Represents adjustments to reflect the reversal of historical finance lease expense and the recognition of pro forma finance lease-related expense consisting of right-of-use asset amortization recorded within Cost of sales and interest expense on lease liabilities recorded within interest expense, net. Given that finance lease amortization and interest expense are reflected across multiple income statement captions based on their nature, the total incremental finance lease expense has been allocated to Cost of sales and Interest expense, net, as detailed below.

	Six months ended June 30, 2026	Year ended December 31, 2025
	(in thousands)	(in thousands)
Amortization of Finance Leases ROU Assets	$180	$360
Interest on Finance lease liabilities	210	429
Less: Historical amortization and interest expense related to Finance Leases	(155)	(327)

Total incremental Finance Lease expense:	$235	$462

Pro forma adjustment to Cost of sales	72	151
Pro forma adjustment to incremental Interest expense, net	163	311

q.

Represents a decrease of $334 for the six months ended June 30, 2026 and a decrease of $3,288 for the year ended December 31, 2025 resulting from the recognition of replacement share-based awards attributable to post-combination services, net of historical share-based compensation that has been reversed. Pro forma share-based compensation expense has been calculated by using the acquisition-date fair value of the Gentherm replacement awards (the number of Performance Technologies Business Awards converted to Gentherm awards using the Exchange Ratio, multiplied by the Gentherm Common Stock share price on the Closing Date) less the amount attributed to pre-combination services disclosed in Note 5—Preliminary Purchase Consideration. The resulting pro forma adjustment is reflected entirely within Selling, general and administrative expenses.

	Six months ended June 30, 2026	Year ended December 31, 2025
	(in thousands)	(in thousands)
Pro forma share-based compensation expense	$634	$1,363
Less: Historical share-based compensation expense	(968)	(4,651)

Total decrease in share-based compensation expense	$334	$3,288

r.

Represents an adjustment for the estimated tax impacts of the pro forma adjustments in Income tax expense in the unaudited pro forma condensed combined statement of operations by using a blended statutory tax rate of 21% for both the six months ended June 30, 2026 and the year ended December 31, 2025. This results in an adjustment of $5,030 for the six months ended June 30, 2026 and $16,197 for the year ended December 31, 2025.

The total effective tax rate of the combined company could be significantly different depending on the geographical mix of income and other factors following the completion of the Transactions. Because the tax rate used for this pro forma financial information is an estimate, it will likely vary from the actual rate in periods subsequent to the completion of the business combination and those differences may be material.

There is no adjustment related to the tax impact of undistributed earnings included in the unaudited pro forma condensed combined statements of operations as an adjustment for the potential tax impact is not reasonable and supportable as of the date of this filing.

NOTE 7 – Earnings (loss) per Share

As a result of the adjustments as described above, an adjustment to earnings (loss) per share (“EPS”) for the six months ended June 30, 2026 and for the year ended December 31, 2025 was made to present pro forma basic weighted average shares of the combined company using the historical weighted average shares of Gentherm Common Stock outstanding combined with the additional Gentherm equity awards issued in connection with the Merger and the issuance of shares to SpinCo stockholders. Securities excluded from the calculation of diluted loss per share were approximately 390,000 for the year ended December 31, 2025 because the inclusion of such securities in the calculation would have been anti-dilutive given the net loss position in that period. Diluted earnings per share for the six months ended June 30, 2026 includes the effect of 410,000 potentially dilutive securities.

The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted earnings (loss) per share:

Pro Forma Basic Weighted-Average Shares	Six months ended June 30, 2026	Year ended December 31, 2025
	(in thousands, except share and per share data)	(in thousands, except share and per share data)
Pro forma Net income (loss) attributable to Gentherm Incorporated	$10,230	$(66,052)
Historical Weighted average shares outstanding - Basic	30,584,058	30,585,443
Issuance of shares to SpinCo Common Stock stockholders	23,735,961	23,735,961

Pro forma Weighted average shares outstanding - Basic	54,320,019	54,321,404

Pro forma basic EPS	0.19	(1.22)

Pro Forma Diluted Weighted-Average Shares	Six months ended June 30, 2026	Year ended December 31, 2025
	(in thousands, except share and per share data)	(in thousands, except share and per share data)
Pro forma Net income (loss) attributable to Gentherm Incorporated	$10,230	$(66,052)
Historical Weighted average shares outstanding - Diluted (1)	30,947,175	30,585,443
Issuance of shares to SpinCo common stock stockholders	23,735,961	23,735,961
Dilutive impact of Gentherm’s stock awards to replace Performance Technologies Business Awards	45,096	—

Pro forma Weighted average shares outstanding - Diluted	54,728,232	54,321,404

Pro forma diluted EPS	0.19	(1.22)

(1)	Note that the Historical Weighted-average shares outstanding exclude 347,451 for the year ended December 31, 2025 as the impact would be anti-dilutive as described in Note 7 above.